Pricing Supplement No. 41                        Filing Under
                      ----                       Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)
                                                 Registration
Trade Date:  10/24/96                            File No.
           ------------                          33-59227



       IKON Capital, Inc.(formerly known as Alco Capital Resource, Inc.)
-------------------------------------------------------------------------------

                               Medium Term Notes


CUSIP:  01374QCC0
      --------------------------------------------
Principal Amount:  15,000,000                              Floating Rate Notes:  N/A
                 ---------------------------------                             ---------------------------
Interest Rate (if fixed rate):  6.52%                                Interest Rate Basis: N/A
                              --------------------                                       -----------------
Interest Payment Date(s):  N/A                               -Commercial Paper Rate:
                         -------------------------                                  ---------------
    (other than June 15 and December 15)                     -Prime Rate:
                                                                         --------------------------
Regular Record Date(s):  N/A                                 -LIBOR:
                       ---------------------------                  -------------------------------
Stated Maturity:  10/29/99                                   -CD Rate:
               -----------------------------------                    -----------------------------
Specified Currency:  U.S. Dollars                            -Federal Funds Rate:
                   -------------------------------                               ------------------
Applicable Exchange Rate (if any):  N/A                      -Other:
                                  ----------------                  -------------------------------
       US Dollar $1.00 =  N/A
                        --------------------------
Issue Price (as a percentage of                            Index Maturity:  N/A
                                                                          --------------------------------
             principal amount):  100%                      Spread:  N/A
                               -------------------                ----------------------------------------
Selling Agent:                                             Spread Multiplier:  N/A
                                                                             -----------------------------
    -Lehman Brothers:     X                                Maximum Interest Rate:  N/A
                     ----------                                                  -------------------------
    -Chase Securities, Inc.:                               Minimum Interest Rate:  N/A
                            ---                                                  -------------------------
    -Goldman, Sachs & Co.:                                 Initial Interest Rate:  N/A
                          -----                                                  -------------------------
    -Merrill Lynch & Co.:                                     Interest Reset Date(s)
                         ------                               (if semi-annually or annually):
    -Other:
           --------------------                               ---------------------------------------------
Selling Agent's Commission (%):  .35%
                                ------------------
Purchasing Agent:  N/A                                           Third Wednesday of:  N/A
                 ---------------------------------                                  ------------------------
Purchasing Agent's Discount or                                   Interest Reset Date (if weekly,
             Commission (%):  N/A                                monthly, or quarterly):
                            ----------------------                                      ------------------
Type of Sale:                                              Interest Determination Date(s):  N/A
                                                                                          ----------------
       As Agent:  X    As Principal:                       Calculation Date(s):  N/A
                -----               -----                                      ---------------------------
Net proceeds to the Company:  14,947,500                   Calculation Agent:  N/A
                            ----------------------                           -----------------------------
Settlement date (original issue date):  10/29/96           Interest Payment Date(s):  N/A
                                      ------------                                  ----------------------
Redemption Commencement Date (if any):  N/A                    (other than June 15 and December 15)
                                      ------------
Redemption Period:  N/A                                    Regular Record Date(s):  N/A
                  --------------------------------                                ------------------------
Exchange Rate Agent:  N/A                                      (other than May 31 and November 30)
                    ------------------------------
Original Issue Discount Security:                          Interest Reset Period:  N/A
                                                                                 -------------------------
       Yes:           No:  X
           -----         -----
Form:
       Book Entry:  X      Certified:
                  -----              -----

Authorized by:  /s/ O. Gordon Brewer, Jr.
              ------------------------------